UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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SALISBURY BANCORP
(Name of Registrant as Specified In Its Charter)

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SALISBURY BANCORP, INC.
5 BISSELL STREET
P. O. BOX 1868
LAKEVILLE, CONNECTICUT 06039
(860) 435-9801

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Salisbury Bancorp, Inc. (“Salisbury”) will be held at 4:00 p.m. on Wednesday, May 18, 2011 at the Interlaken Inn, 74 Interlaken Road, Lakeville, Connecticut 06039, for the following purposes:

1.
To elect three (3) directors for a three (3) year term and one (1) director for a one (1) year term who, with the six (6) directors whose terms do not expire at this meeting, will constitute the full Board of Directors of Salisbury.

2.	To ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for Salisbury for the year ending December 31, 2011.

3.	To approve the Non-binding Advisory Vote on the Compensation of Named Executive Officers.

4.	To approve the 2011 Long Term Incentive Plan.

5.	To transact such other business as may properly come before the meeting, or any adjournment(s) thereof.

Only those Shareholders of record at the close of business on the 25th day of March, 2011 are entitled to notice of, and to vote at, this Annual Meeting or any adjournment(s) thereof.  In order that you may be represented at the meeting, please complete, date, sign and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

BY ORDER OF THE BOARD OF DIRECTORS OF
SALISBURY BANCORP, INC.

/s/ Shelly L. Humeston

Shelly L. Humeston
Secretary

April 8, 2011
Lakeville, CT

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING.  ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED, AND ANY SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE ANNUAL MEETING MAY WITHDRAW THE PROXY AT ANY TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON.  A PROXY MAY ALSO BE REVOKED BY GIVING NOTICE TO SHELLY L. HUMESTON, SECRETARY OF SALISBURY, 5 BISSELL STREET, P. O. BOX 1868, LAKEVILLE, CT 06039, IN WRITING PRIOR TO THE TAKING OF A VOTE.

SALISBURY BANCORP, INC.
5 BISSELL STREET
P.O. BOX 1868
LAKEVILLE, CONNECTICUT 06039
(860) 435-9801

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF SHAREHOLDERS
May 18, 2011

INTRODUCTION
The enclosed proxy card (the “Proxy”) is solicited by the Board of Directors (the “Board of Directors”) of Salisbury Bancorp, Inc. (“Salisbury”), for use at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 18, 2011, at 4:00 p.m., at the Interlaken Inn, 74 Interlaken Road, Lakeville, Connecticut 06039, and at any and all adjournments thereof.  Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Annual Meeting.  This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the “Shareholders”) beginning on or about April 8, 2011.  The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by Salisbury.  In addition, proxies may be solicited by Directors, officers and employees of Salisbury and Salisbury Bank and Trust Company (the “Bank”) personally by telephone or other means.  Salisbury will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of Salisbury’s common stock (the “Common Stock”).

If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a Proxy.  Please follow the instructions on such form to instruct your broker or bank how to vote your shares.  If you wish to attend the meeting and vote your shares in person, you must follow the instructions on the voting instruction form to obtain a legal proxy from your broker or bank.

OUTSTANDING STOCK AND VOTING RIGHTS
The Board of Directors has fixed the close of business on March 25, 2011 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, 1,687,661 shares of Salisbury’s Common Stock (par value $.10 per share) were outstanding and entitled to vote and held of record by approximately 1,505 Shareholders of Record.  Each share of Common Stock is entitled to one vote on all matters to be presented at the Annual Meeting.  Votes withheld, abstentions and broker non-votes are not treated as having voted on any proposal and are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

A Proxy card is enclosed for your use.  YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-prepaid if mailed in the United States.

If the enclosed form of Proxy is properly executed and received by Salisbury in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon.  Executed but unmarked proxies will be voted “FOR” Proposals 1, 2, 3 and 4 discussed in this Proxy Statement.  As of the date of this Proxy Statement, the Board of Directors and Management do not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, the persons named in the Proxy will vote the shares represented by such Proxy upon such matters as determined by a majority of the Board of Directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011

This Notice, Proxy Statement and Salisbury’s 2010 Annual Report are available at www.cfpproxy.com/4607.

Directions to the Interlaken Inn may be obtained by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P.O. Box 1868, Lakeville, Connecticut or by calling 1-860-435-9801 or toll-free at 1-800-222-9801.

The information found on, or otherwise accessible through, Salisbury’s website is not incorporated by reference into, and is not otherwise a part of, this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth certain information as of March 25, 2011 regarding the number of shares of Common Stock beneficially owned by each nominee for director, director and executive officer of Salisbury and by all nominees for director, directors and executive officers of Salisbury as a group.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percent of Class (2)
Louis E. Allyn, II	1,858		*
Arthur J. Bassin	1,000	(3)	*
John R. H. Blum	17,005	(4)	1.01
Louise F. Brown	3,168		*
Richard J. Cantele, Jr.	3,151	(5)	*
Robert S. Drucker	8,708	(6)	*
Nancy F. Humphreys	2,080	(7)	*
B. Ian McMahon	800		*
Holly J. Nelson	2,269	(8)	*
John F. Perotti	11,114	(9)	*
Michael A. Varet	66,726	(10)	3.95
(All Nominees for Director, Directors and Executive Officers of Salisbury as a group of eleven (11) persons)	117,879		6.98
* Percent ownership is less than 1%.
(1)
The shareholdings also include, in certain cases, shares owned by or in trust for a director’s spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the director.    The shareholdings also include shares the director has the right to acquire within sixty (60) days of March 25, 2011.  The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.

(2)	Percentages are based upon the 1,687,661 shares of Salisbury’s Common Stock outstanding and entitled to vote on March 25, 2011.
(3)	Such shares are owned jointly by Arthur J. Bassin and his spouse.
(4)	Includes 5,000 shares owned by John R. H. Blum’s spouse.
(5)	Includes 1,384 shares owned jointly by Richard J. Cantele, Jr. and his spouse and 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter.
(6)	Includes 1,500 shares owned by Robert S. Drucker’s spouse.
(7)	Includes 1,000 shares owned jointly by Nancy F. Humphreys and her spouse.
(8)	Includes 7 shares owned by Holly J. Nelson as guardian for a minor child.
(9)	Includes 9,514 shares owned jointly by John F. Perotti and his spouse. Also includes 1,113 shares owned by his spouse with respect to which John F. Perotti has disclaimed beneficial ownership.
(10)	Includes 18,540 shares owned by Michael A. Varet’s spouse and 18,546 shares owned by his children, of which shares Michael A. Varet has disclaimed beneficial ownership.

Principal Shareholders
Except as set forth below, management is not aware of any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who owns beneficially more than 5% of Salisbury’s Common Stock as of the Record Date (March 25, 2011).

The following table sets forth certain information regarding the shares owned by such Principal Shareholder of Salisbury according to an amended Schedule 13G filed with the Securities and Exchange Commission on March 11, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Andrew T. Dwyer c/o Airlie Group 115 East Putnam Avenue Greenwich, CT 06830	85,153(3)	5.05%

(1)
The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.

(2)	Percentages are based upon the 1,687,661 shares of Salisbury’s Common Stock outstanding and entitled to vote on March 25, 2011.
(3)
Includes 70,403 shares for which Mr. Dwyer has sole voting and investment power and 14,750 shares owned by his spouse for which Mr. Dwyer has shared voting and investment power, but with respect to which Mr. Dwyer has disclaimed beneficial ownership.

Equity Compensation Plan Information
Salisbury does not currently have any equity compensation plans pursuant to which equity securities are authorized for issuance for the compensation of Executive Officers.  Salisbury has a 2001 Directors’ Stock Retainer Plan, which provides non-employee directors with shares of the Common Stock as a component of their compensation.  Such Plan is discussed further under “Board of Directors Compensation” below.

Executive Officers
The following table sets forth information regarding the current executive officers of Salisbury followed by certain biographical information as of December 31, 2010.  Executive officers are appointed by the Board each year following the Annual Meeting.
Name	Position	Age	Years of Service
Richard J. Cantele, Jr.	President and Chief Executive Officer	51	29
B. Ian McMahon	Chief Financial Officer	51	1

Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009 upon the retirement of John F. Perotti as Chairman and Chief Executive Officer of Salisbury and the Bank. Prior to this, Mr. Cantele served as President and Chief Operating Officer of Salisbury and the Bank since 2005 and has served as an executive officer of Salisbury since 2001 and of the Bank since 1989. Mr. Cantele also serves as a director of Salisbury and the Bank.

Mr. McMahon joined Salisbury in 2009 as Chief Financial Officer of Salisbury and the Bank. Prior to joining the Bank, from 2008 to 2009 he served as Senior Vice President, Financial Planning and Analysis, with Doral Financial Corporation, a $10 billion diversified financial services company headquartered in Puerto Rico, and from 2006 to 2007 as a financial consultant to Doral Financial Corporation. From 1992 to 2006, he served as Executive Vice President, Chief Financial Officer and Treasurer with NewMil Bancorp, Inc., a $900 million full-service community bank with 20 banking offices serving Connecticut’s Litchfield, Fairfield and New Haven Counties prior to its acquisition in 2006.

PROPOSAL 1
ELECTION OF DIRECTORS
The Certificate of Incorporation and Bylaws of Salisbury provide for a Board of Directors of not less than seven (7) members, as determined from time to time by resolution of the Board of Directors.  The Board of Directors has set the number of directorships at ten (10). The Board of Directors of Salisbury is divided into three (3) classes as nearly equal in number as possible.  Classes of directors serve for staggered three (3) year terms.  A successor class is elected at each annual meeting of shareholders when the terms of office of the members of one class expire.  Vacant directorships may be filled, until the expiration of the term of the vacated directorship, by the vote of a majority of the directors then in office.  A plurality of votes cast in favor is necessary for the election of directors.

Directors and Nominees for Election for a Three Year Term and Director Independence
There are four (4) directorships on the Board of Directors up for election this year.  The following individuals have been nominated to serve for a three (3) year term: Louise F. Brown, Richard J. Cantele, Jr., Nancy F. Humphreys and the following individual has been nominated to serve for a one (1) year term: Arthur J. Bassin.  The four (4) nominees are presently members of the Board of Directors.  Unless otherwise directed, the enclosed Proxy will be voted “FOR” such nominees.  In the event any one or more nominees is unable or declines to serve (events which are not anticipated), the persons named in the Proxy may vote for some other person or persons as the Board of Directors may recommend.

The following table sets forth certain information, as of March 25, 2011, with respect to Salisbury’s directors. All directors are considered “independent” within the meaning of the NYSE Amex Equities independence standards with the exception of Richard J. Cantele, Jr., who is an executive officer of Salisbury and the Bank and John F. Perotti, who served as an executive officer of Salisbury and the Bank until his retirement in 2009. Arthur J. Bassin was appointed director effective June 25, 2010. All other directors have held the position for at least five (5) years.
Name	Age	Position	Director Since
Nominees for election for terms expiring in 2014
Louise F. Brown	66	Director	1998
Richard J. Cantele, Jr.	51	President, Chief Executive Officer, Director	2005
Nancy F. Humphreys	68	Director	2001
Nominee for election for term expiring in 2012
Arthur J. Bassin	66	Director	2010
Continuing directors whose terms expire in 2012
John R. H. Blum	80	Director	1998
Holly J. Nelson	56	Director	1998
John F. Perotti	63	Director	1998
Continuing directors whose terms expire in 2013
Louis E. Allyn II	63	Director	2004
Robert S. Drucker	69	Director	2004
Michael A. Varet	69	Chairman of the Board	1998

Director Qualifications
The Board of Directors is composed of a diverse group of persons with a variety of experience, qualifications, attributes and skills that enable it to meet the needs of Salisbury’s governance.  In particular, the Board of Directors consists of a group of individuals who collectively bring a mix of skills and knowledge in the areas of banking, finance, accounting and business.  All members of the Board of Directors have an understanding of finance and accounting, are able to read and understand fundamental financial statements and generally accepted accounting principles and their application to the accounting of Salisbury.  Each of the director’s previous experience, analytical aptitude and leadership provides Salisbury with a wealth of knowledge from which it may draw.  In addition, members of the Board of Directors are active in, and knowledgeable about, the local communities in which Salisbury and the Bank operate.  These are valuable skills and attributes for service as a director of Salisbury and the Bank.

Louis E. Allyn, II has been a director of the Bank since 2004.  Mr. Allyn is a 1972 graduate of the University of Connecticut School of Business and has been President and General Manager of Allyndale Corporation, Canaan, CT since 1990.  Allyndale Corporation mines and processes limestone into a variety of agricultural and lawn and garden products that are distributed throughout southern New England and New York state.  Mr. Allyn has served as a member of the Board of Finance for the Town of North Canaan and is currently serving as its Chair.  Mr. Allyn’s experience as a small business owner, as well as his service to the Board of Finance, brings a unique and valuable perspective to his position on the Board.

Arthur J. Bassin has been a director of the Bank since June, 2010.  Mr. Bassin has spent 25 years in consumer, commercial and mortgage banking at Citibank (1969-1983) and Dime Savings Bank of New York (1983-1992), followed by 10 years in private equity, most recently as President and CEO of TVData Technologies (1994-2001).  He earned his MBA from Harvard Business School in 1969 and his AB from Harvard College in 1965.  He presently lives with his wife on a horse farm in Ancramdale, New York, and took office as Ancram Town Supervisor in January 2010.  Mr. Bassin has served as a Director on several boards and currently serves on the Boards of Cricket Hill Farm, Inc. and Cricket Hill Academy, Inc..  Mr. Bassin previously served on the Board of Amputee Coalition of America.  Mr. Bassin also serves on the Ancram Town Board and the Columbia County Board of Supervisors.  Mr. Bassin’s experience in board service, consumer, commercial and mortgage banking as well as in private equity, in addition to his demonstrated leadership skills, provide valuable insight and skills to Salisbury and the Bank.

John R. H. Blum has been a director of the Bank since 1995.  Mr. Blum graduated from the Hotchkiss School in 1947; graduated from Yale University with a B.A. in 1951; and graduated from Harvard Law School with an LL.B. in 1956.  Mr. Blum was elected Presiding Director in 2005, a position he held until 2007. Prior to 2005, he was Chairman of the Board of Directors of Salisbury and the Bank since 1998.  Mr. Blum is a retired attorney and former Commissioner of Agriculture for the State of Connecticut.  Mr. Blum previously served as a Director for Vista Mutual Funds and the Dreyfus Foundation.  Mr. Blum’s education and experience and familiarity with the communities served by the Bank provide the Board with critical insight and valuable knowledge.

Louise F. Brown has been a director of the Bank since 1992.  Mrs. Brown graduated from Harvard cum laude in 1965 with a B.A.; Columbia Teachers College in 1966 with an M.A.; and cum laude from Boston University School of Law in 1972.  Mrs. Brown is a partner in the Sharon, CT office of the law firm of Ackerly Brown, LLP.  Mrs. Brown’s education and experience in real estate, as well as trust and estate administration, provide an additional set of skills to the Board.

Richard J. Cantele, Jr. has been a director of the Bank since 2005.  Mr. Cantele graduated from Fairfield University in 1981 with a Bachelor of Science degree in Finance; and graduated from the Stonier Graduate School of Banking in 1997.  Mr. Cantele became President and Chief Executive Officer of Salisbury and the Bank in 2009, prior to which he served as President and Chief Operating Officer of Salisbury and the Bank since 2005. Mr. Cantele has been an executive officer of Salisbury since 2001 and the Bank since 1989, serving as Executive Vice President, Treasurer and Chief Operating Officer of the Bank and Salisbury and Secretary of Salisbury.

Robert S. Drucker has been a director of the Bank since 2004.  Mr. Drucker studied Accounting at Pace College and has been in the retail business for more than 45 years.  He is presently proprietor of Barrington Outfitters, Great Barrington, MA and former proprietor of Bob’s Clothing and Shoes, Canaan, CT.  Mr. Drucker was a former Director of Canaan National Bank for approximately 10 years prior to Salisbury’s acquisition in 2004.  Mr. Drucker’s experience operating successful businesses in Connecticut and Massachusetts and his prior experience as a director of another financial institution provide valuable knowledge to the Board.

Nancy F. Humphreys has been a director of the Bank since 2001.  Mrs. Humphreys graduated from Chatham College in 1963 and from Syracuse University, Maxwell Graduate School in 1965.  Mrs. Humphreys retired from Citigroup New York, Citibank, in February of 2000 as Managing Director and Treasurer of Global Corporate Investment Bank North America.  Mrs. Humphreys finance and treasury knowledge and experience are great assets, particularly in the area of asset and liability management as well as with respect to the financial services industry generally.

Holly J. Nelson has been a director of the Bank since 1995.  Ms. Nelson graduated from Cornell University with a B.A. in 1979.  Ms. Nelson is a member of Iceland Adventure, LLC, a tour operator, and is a member in Oblong Property Management, LLC, Millerton, NY.  Ms. Nelson has been involved in a variety of public government positions in the Town of North East, New York.   Ms. Nelson’s education and experience in successfully operating a small business in the New York market area served by the Bank provide valuable perspective and leadership skills to the Board.

John F. Perotti has been a director of the Bank since 1985.  Mr. Perotti attended University of Connecticut at Storrs; graduated from Hartford Institute of Accounting in 1972; and graduated from Williams College New England School of Banking and Bank Management.  During 2009, he retired as Chairman and Chief Executive Officer of Salisbury and the Bank, in which capacity he had served since 2005.  Prior to that, he served as President and Chief Executive Officer of Salisbury and the Bank, Executive Vice President and Chief Operating Officer of the Bank and Vice President and Treasurer of the Bank.  Mr. Perotti’s lifetime of valuable experience with the Bank and Salisbury, its shareholders, customers and communities served by the Bank provide the Bank and Salisbury with valuable experience.

Michael A. Varet has been a director of the Bank since 1997.  Mr. Varet graduated with a B.S. in Economics from the University of Pennsylvania, Wharton School in 1962 and from Yale Law School with an LL.B. in 1965.  Mr. Varet was elected Chairman of the Board in 2010 before which Mr. Varet served as Presiding Director since 2007.  Mr. Varet is a Senior Counsel in the law firm of DLA Piper LLP (US), New York, NY.  Mr. Varet’s education and experience enables him to provide valuable knowledge to the Board and his legal background and analytical skills provide insight into financial services and corporate governance matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF THE THREE (3) NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS AND TO ELECT ONE (1) NOMINEE TO THE BOARD OF DIRECTORS FOR A TERM OF ONE (1) YEAR. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE MEETING.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

CORPORATE GOVERNANCE
Meetings and Committees of the Board of Directors
The Board of Directors met thirteen (13) times during 2010, and has various committees including an Executive Committee, Human Resources and Compensation Committee, Nominating and Governance Committee and Audit Committee.  The members of the committees are appointed by the Board of Directors.

During 2010, no director attended fewer than 75% of the aggregate of (1) the total number of meetings held by Salisbury’s Board of Directors during the period that the individual served; and (2) the total number of meetings held by all committees of Salisbury’s Board of Directors on which he/she served. Salisbury does not maintain a policy for directors’ attendance at Salisbury’s annual meetings of Shareholders, but encourages all directors to attend.  All directors of Salisbury attended Salisbury’s annual meeting of Shareholders on May 12, 2010, with the exception of John F. Perotti.

Executive Committee
The Executive Committee has general supervision over the affairs of Salisbury between meetings of the Board of Directors.  The members of the Executive Committee are Louis E. Allyn, II, Louise F. Brown, Richard J. Cantele, Jr. and Michael A. Varet (Chair).  The Executive Committee did not meet during 2010.

Human Resources and Compensation Committee
The Human Resources and Compensation Committee (the “Compensation Committee”) is responsible for reviewing Salisbury’s general compensation strategy; establishing salaries and reviewing benefit programs, including pensions and incentive compensation plans; and advising the Board of Directors and making recommendations with respect to such plans. In particular, the Compensation Committee reviews and approves Salisbury’s compensation strategies and objectives, reviews and approves executive officers’ compensation, administers incentive plans and reviews and makes recommendations to the Board regarding general employee pension benefit plans and other benefit plans on an as needed basis. Salisbury strives for pay packages that are fair.  In determining whether compensation of executive officers is fair, the Compensation Committee considers each component of compensation including salary and bonus, stock compensation, amounts to be received from any deferred compensation, severance, perquisites and others.  In establishing levels of compensation, the Compensation Committee endeavors to take into consideration an individual’s performance, level of expertise, responsibilities, length of service and comparable levels of compensation paid to executives of other companies of comparable size and development within the industry.  No individual executive officer may participate in the review, discussion or decision of the Compensation Committee regarding his or her compensation or the compensation of any senior executive officer, but executive officers may participate in the review, discussion or decision of the Compensation Committee regarding director compensation.  The Compensation Committee directly engaged the services of Meyer Chatfield Compensation Advisors (“MCCA”), an independent compensation consulting firm, as an outside compensation consultant to provide independent advice during 2010 to assist the Compensation Committee in evaluating the compensation practices of Salisbury and the Bank generally and to advise the Compensation Committee with respect to the development of the stock-based 2011 Long Term Incentive Plan, which is described in Proposal 4.  MCCA was engaged directly by the Compensation Committee and does not take direction from Management, unless specifically advised to do so by the Compensation Committee. MCCA is engaged by and reports directly to the Compensation Committee, who has the authority to terminate the MCCA engagement.  During 2010, MCCA assisted the Compensation Committee with a review of executive compensation based upon information compiled from a number of national and regional salary surveys as well as other sources.  MCCA assisted the Compensation Committee in its evaluation of current and prospective executive compensation.

MCCA also assisted the Compensation Committee with its review of director compensation.  MCCA assisted the Compensation Committee in evaluating potential incentive compensation plans and offered recommendations regarding incentive arrangements for future years. MCCA provided additional information and advice to the Compensation Committee as the Compensation Committee directed.

The members of the Compensation Committee are Louis E. Allyn, II (Chair), Arthur J. Bassin,  Nancy F. Humphreys, Holly J. Nelson and Michael A. Varet, all of whom are independent in accordance with the NYSE Amex Equities independence standards.  The Compensation Committee met ten (10) times during 2010.

A copy of Salisbury’s Human Resources and Compensation Committee Charter, which the Compensation Committee and Board of Directors review and assess at least annually, is available on Salisbury’s website at www.salisburybank.com.

Nominating and Governance Committee
The Nominating and Governance Committee is responsible for assisting the Board of Directors in identifying and evaluating potential nominees for director and recommending qualified nominees to the Board for consideration.  The Nominating and Governance Committee selects the director nominees to stand for election at Salisbury’s annual meetings of shareholders.  The Nominating and Governance Committee’s process for identifying and evaluating nominees for director, including nominees recommended by shareholders, has historically operated informally and without any differences in the manner in which nominees recommended by shareholders are evaluated.  However, Salisbury’s Bylaws provide that if the Nominating and Governance Committee or Board of Directors proposes a nominee age 72 or greater, then such nomination requires two-thirds approval by the full Board of Directors.

The Nominating and Governance Committee and the Board of Directors consider factors such as those summarized below in evaluating director candidates, including any nominee submitted by shareholders, and believe that Salisbury’s Bylaws, Nominating and Governance Committee Charter and the qualifications and considerations such as those enumerated below provide adequate guidance and flexibility in evaluating candidates.  The Nominating and Governance Committee does not have a policy with regard to the consideration of diversity in identifying director nominees.
•	Sound business judgment and financial sophistication in order to understand Salisbury’s financial and operating performance and to provide strategic guidance to management.
•	Business management experience.
•	Integrity, commitment, honesty and objectivity.
•
A general familiarity with (i) prudent banking principles; (ii) bank operations/technology; (iii) pertinent laws, policies and regulations; (iv) markets and trends affecting the financial services industry; and (v) local economic and business opportunities.

•	Strong communication skills in order to function effectively with Salisbury’s constituencies.
•
A financial interest in Salisbury as a shareholder.  Generally, candidates should not have relationships with Salisbury or the Bank which would disqualify the candidate from being considered independent.

•	Generally, candidates should be involved in philanthropic, education, business or civic leadership positions.
•	Generally, candidates should be familiar with the geographic areas served by Salisbury.
•
Candidates should evidence a willingness and commitment to devote sufficient time and energy to prepare for and attend Board of Director and committee meetings and to diligently perform the duties and responsibilities of service as a director.

•	Candidates should not have interests which conflict with those of Salisbury or the Bank.

Salisbury has not paid a fee to any third party or parties to identify or assist in identifying or evaluating potential nominees.  The Board of Directors and Nominating and Governance Committee do not discriminate on the basis of sex, race, color, gender, national origin, religion or disability in the evaluation of candidates.

A copy of Salisbury’s Nominating and Governance Committee Charter is available on Salisbury’s website at www.salisburybank.com.

Any shareholder who wishes to recommend a nominee for director should send the required information, as set forth in Salisbury’s Bylaws, to the attention of the Chair of the Nominating and Governance Committee at the address of Salisbury.  See also the information under “Deadline for Submission of Shareholder Proposals” below.

The members of the Nominating and Governance Committee are John R. H. Blum (Chair), Louise F. Brown, Nancy F. Humphreys and Michael A. Varet.  All such members are “independent” in accordance with the independence standards of NYSE Amex Equities.  The Nominating and Governance Committee met three (3) times during 2010.  All nominees for directors at the 2011 Annual Meeting were nominated by the Nominating and Governance Committee and the Board of Directors.

Audit Committee
Salisbury has a separately-designated standing Audit Committee established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act for the purpose of overseeing the accounting and financial reporting process of Salisbury and audits of the financial statements of Salisbury.  Subject to the Audit Committee Charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Salisbury, and the quality and integrity of the financial reports of Salisbury.  In so doing, it is the responsibility of the Audit Committee to appoint the independent auditors for Salisbury and to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of Salisbury.

The responsibilities of the Audit Committee are governed by Salisbury’s Audit Committee Charter which was adopted by Salisbury’s Board of Directors.  Its members are Louis E. Allyn, II, Arthur J. Bassin, Nancy F. Humphreys, Holly J. Nelson (Chair) and Michael A. Varet.  The Audit Committee met five (5) times during 2010.  Each of the members of the Audit Committee is an “independent director” in accordance with the listing standards of the NYSE Amex Equities.  While no member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by federal securities laws and regulations, the Board of Directors believes the members of the Audit Committee bring diverse educational, business and professional experience that is beneficial to the audit committee function of Salisbury and the Bank and enables the Audit Committee to fulfill its responsibility.

A copy of Salisbury’s Audit Committee Charter is available on Salisbury’s website at www.salisburybank.com.

Board Leadership Structure
Mr. Varet has served as Chairman of the Board of Salisbury and the Bank since April 30, 2010, before which he served as Presiding Director of Salisbury and the Bank, performing the functions of Chair, since June 2007.

The Board of Directors regularly reviews and assesses the effectiveness of its leadership structure and will implement any changes as it deems appropriate.  The current leadership structure is comprised of a ten-member board of directors consisting of: a Chairman, who is independent; the Chief Executive Officer, who also serves as President; the former Chief Executive Officer; and seven other independent directors.   Salisbury has established responsibilities for the Chair and, if warranted, Presiding Director to ensure that the Board of Directors is adequately informed about the affairs of Salisbury and the Bank.  Salisbury believes that this leadership structure ensures appropriate and effective governance of Salisbury and the Bank.

Salisbury’s Bylaws provide that the Board shall elect from among its members a Chair of the Board, who shall preside at all Board meetings.  If the Chair is an officer of Salisbury or the Bank, the Board shall elect an independent Presiding Director and shall by resolution set forth the duties and responsibilities of the Presiding Director.  The Board will elect a new Chair, and, if warranted, a Presiding Director, at Salisbury’s Organizational Meeting following the Annual Meeting of Shareholders.

Corporate governance guidelines describe responsibilities for the Chair.  The primary responsibilities of the Chair are to be responsible for the leadership of the board meetings, preparing the agenda, presiding over meetings and making committee assignments.

Further, to assess effective independent oversight, the Board of Directors has adopted several governance practices, including regular executive sessions of independent directors and annual performance evaluations of the Chair and Chief Executive Officer by the independent directors.

Salisbury recognizes that no single leadership model is right for all companies at all times.  The Board of Directors recognizes that, depending upon the circumstances, other leadership models might be appropriate at some point, and the Board of Directors periodically reviews its leadership structure in this regard.

Board Role in Risk Oversight
The Board oversees the risk management of Salisbury through its committees, management committees and the Chief Executive Officer.  The Audit Committee monitors: (1) the effectiveness of Salisbury’s internal controls; (2) the integrity of its Consolidated Financial Statements; and (3) compliance with legal and regulatory requirements.  In addition, the Audit Committee coordinates with the internal audit function and the independent registered public accountant.

At the monthly meetings, the Board receives the minutes from each committee meeting as well as various reports from key senior management.  The Board reviews and discusses these reports with senior managers.  The Board also reviews the policies and practices of Salisbury and the Bank on a regular basis.  In addition, the Board reviews corporate strategies and objectives and evaluates business performance.  Two separate individuals serve in the positions of principal executive officer and chairman of the Board.

Code of Ethics
Salisbury has adopted a Code of Ethics that applies to Salisbury’s Directors, officers and employees, including Salisbury’s Chief Executive Officer and Chief Financial Officer.  A copy of such Code of Ethics is available upon request, without charge, by writing to Shelly L. Humeston, Secretary, Salisbury Bank and Trust Company, 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut  06039.

Board of Directors’ Communications with Shareholders
Salisbury’s Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors.  However, the volume of such communications has historically been de minimus.  Accordingly, the Board of Directors considers Salisbury’s informal process to be adequate to address Salisbury’s needs.  Historically, such informal process has functioned as follows: any shareholder communication is forwarded to the President and Chief Executive Officer for appropriate discussion by the Board of Directors and the formulation of an appropriate response.  Shareholders may forward written communications to the Board of Directors by addressing such comments to the Board of Directors of Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039.

Audit Committee Report
The Audit Committee has reviewed and discussed Salisbury’s audited financial statements for the fiscal year ended December 31, 2010 with management and has discussed the matters that are required to be discussed by SAS 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with Shatswell, MacLeod & Company, P.C. (Salisbury’s independent auditors) (“Shatswell”).

The Audit Committee has received the written disclosures and the letter from Shatswell required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed Shatswell’s independence with respect to Salisbury with Shatswell.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that  the audited financial statements be included in Salisbury’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission (the “SEC”).

Salisbury Bancorp, Inc. Audit Committee
Holly J. Nelson, Chair	Nancy F. Humphreys
Louis E. Allyn, II	Michael A. Varet
Arthur J. Bassin
The foregoing Report of Salisbury’s Audit Committee is provided in accordance with the rules and regulations of the SEC.  Pursuant to such rules and regulations, this Report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A and 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

EXECUTIVE COMPENSATION
Executive Officer Compensation
The following table shows, for the years ended December 31, 2010 and 2009, the compensation of the persons who served as Chief Executive Officer of Salisbury and Chief Financial Officer of Salisbury, who are the only executive officers of Salisbury.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d) (1)	(e)	(f)	(g)	(h)	(i) (2)	(j)
Richard J. Cantele, Jr., President	2010	225,673	-	-	-	-	-	5,274	230,947
and Chief Executive Officer	2009	186,983	-	-	-	-	-	4,765	191,748
B. Ian McMahon, Chief	2010	188,782	20,000		-	-	-	11,784	220,566
Financial Officer	2009 (3)	49,808	-	-	-	-	-	-	49,808
(1)	Bonuses are accrued in the year indicated and paid in the succeeding fiscal year. Thus, the bonus earned in 2010 was paid in 2011.
(2)
Includes for 2010 and 2009, respectively: Mr. Cantele: $4,582 and $4,140 in 401(k) matching contributions and $692 and $625 in imputed income on life insurance benefits; Mr. McMahon: $11,508 and $0 in 401(k) matching contributions and $276 and $0 in imputed income on life insurance benefits.

(3)	Mr. McMahon joined Salisbury and the Bank on September 8, 2009.

Employee Benefit Plans; Employment and Other Agreements
Salisbury has no employment agreements with the Named Executive Officers.

Change in Control Agreements
Prior to September 30, 2010, Salisbury had Change in Control Agreements (the “Agreements”) with a Named Executive Officer, Richard J. Cantele, Jr., as well as certain significant employees of the Bank.  Such Agreements expired on September 30, 2010.  The Agreements provided that if following a “Change in Control” (as defined in the Agreements) of Salisbury or the Bank, an officer is terminated or is reassigned under certain circumstances defined in the Agreements within a period of twelve (12) months following such Change in Control, such officer would have been entitled to a lump sum payment equal to his or her annual compensation based upon the most recent aggregate base salary paid to the officer in the twelve (12) month period immediately preceding his or her termination or reassignment.  In certain cases, the lump sum payment may have been deferred for six (6) months pursuant to the operation of Section 409A of the Internal Revenue Code.  In addition, for twelve (12) months following a Change in Control, certain specified insurance benefits would have continued in effect on terms and conditions at least as favorable to the officer as maintained immediately prior to the Change in Control.  In no event would such payments have been made in an amount that would cause them to be deemed non-deductible to the Bank by reason of the operation of Section 280G of the Internal Revenue Code.

On March 13, 2009, Salisbury entered into a Letter Agreement including the Securities Purchase Agreement-Standard Terms, as supplemented by the letter dated March 13, 2009 relating to the American Recovery and Reinvestment Act of 2009, (together,  the “Purchase Agreement”), with the U.S. Treasury Department (the “Treasury”) pursuant to which Salisbury issued and sold 8,816 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, under the Capital Purchase Program (the “CPP”) of the Emergency Economic Stabilization Act of 2008 (“EESA”).  Pursuant to the terms of the Purchase Agreement, Richard J. Cantele, Jr. and other officers executed waivers and consents voluntarily waiving any claim against the Treasury or Salisbury for any changes to such officer’s compensation or benefits that are required to comply with Section 111 of EESA, as amended, as implemented by any rules, regulations, guidance or other requirements issued thereunder, acknowledging that such rules, regulations, guidance or other requirements may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of Salisbury acquired through the CPP and consenting to the foregoing amendments.  Further, such officers have entered a First Amendment to their Change in Control Agreement providing that, prior to its expiration, no payment would have been made or benefit provided under their Change in Control Agreement if it would have violated EESA, as amended, or any regulation thereunder.

Consulting Agreement
In connection with Mr. Perotti’s retirement on June 8, 2009, Salisbury and Mr. Perotti have entered into a Consulting and Non-Compete Agreement (“Agreement”).  Effective June 9, 2009, through December 31, 2011, Mr. Perotti agrees to make himself reasonably available at times mutually agreeable to Mr. Perotti and Salisbury to provide consulting services to Salisbury as may be reasonably requested by Salisbury in order to facilitate the smooth transition of management for Salisbury and assist Salisbury in the resolution of strategic objectives and customer relationships.  Mr. Perotti shall generally not be required to devote more than twenty (20) hours on average per month to his duties under such Agreement.  Salisbury will pay Mr. Perotti for consulting services rendered during the term of the Agreement.  Payments shall be made in the amount of $7,637.41 on the first day of each month commencing July 1, 2009, and ending February 1, 2012.  During 2009 and 2010, Salisbury will reimburse Mr. Perotti for ordinary and necessary expenses incurred in connection with participation on Salisbury’s behalf at the Connecticut Bankers Association and Connecticut Community Bankers Association Annual Meetings, so long as such expenses are consistent with Salisbury’s policy and do not exceed an aggregate of $12,000.  Salisbury agrees to allow Mr. Perotti and his spouse to remain in its group health insurance plan and to provide them coverage under such plan at the same percentage of contribution Mr. Perotti would have paid if he had remained actively employed, to the extent permitted by the plan.  Mr. and Mrs. Perotti shall remain eligible for such coverage until Mr. Perotti reaches age 65 and, thereafter, for the period, if any, specified by COBRA.

Supplemental Retirement Agreement
The Bank maintains a supplemental retirement arrangement for Mr. Perotti that has been in effect since 1994.  Following his retirement, Mr. Perotti commenced receiving monthly payments in January 2010 in the amount of $1,856 (to be adjusted annually to reflect the lesser of a five percent (5%) increase or “The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items” published by the Bureau of Labor Statistics) for a period of ten (10) years.  The supplemental retirement agreement includes provisions that would prevent Mr. Perotti from working for a competitor in the proximity of the Bank.

Retirement Plans
Salisbury provides post-employment compensation plans as an incentive to its employees, including the Named Executive Officers, to remain with Salisbury.  Salisbury maintains a non-contributory tax qualified Defined Benefit Pension Plan, a 401(k) Retirement Plan and a Change in Control Plan.

Defined Benefit Pension Plan
The Bank maintains a non-contributory defined benefit pension plan for officers and other salaried employees of the Bank who become participants after attaining age 21 and completing one (1) year of service, and were hired prior to October 1, 2006.  The plan was adopted in January 1953.  In September of 2006, a “soft-freeze” was approved by the Board of Directors eliminating new participation in the Plan.  All employees hired on or after October 1, 2006, including Mr. McMahon, are excluded from participation in the Defined Benefit Pension Plan.  Eligible employees hired prior to October 1, 2006, including Mr. Cantele, continue to be eligible to receive the benefits as outlined in the Plan.

Pension benefits are based upon the annual average of an employee’s total compensation for the five (5) consecutive plan years of employment during which the employee’s compensation was the greatest and during which he or she was a participant.  The amount of the annual benefit is 2% of average salary offset by .65% of the social security wage base per year of service (to a maximum of 25 years) plus one-half of 1% of average salary for each year of service over 25 years (to a maximum of ten years).  This benefit formula may be modified to conform to the pension laws.  Internal Revenue Code Section 401(a) (17) limits earnings used to calculate qualified plan benefits to $245,000 for 2010 and 2011.

401(k) Plan
Salisbury offers a 401(k) Plan to eligible employees. Under the Plan, eligible participants may contribute a percentage of their pay subject to IRS limitations. Salisbury may make discretionary contributions to the Plan. Discretionary contributions vest in full after five years.  Effective September 1, 2006, the 401(k) Plan was amended to provide that employees hired or rehired after September 1, 2006 are not eligible to participate in the plan. Salisbury has established a second 401(k) Plan to provide a discretionary match to employees hired or rehired on or after September 1, 2006 who satisfy certain eligibility requirements.  Salisbury’s 401(k) Plan contribution expense for 2010, 2009 and 2008 was $168,000, $120,000 and $105,000, respectively.

BOARD OF DIRECTORS COMPENSATION
Directors who are employees receive no additional compensation for Board service. The compensation received by employee directors as employees of Salisbury (Mr. Cantele) is shown in the Summary Compensation Table earlier in this Proxy Statement. The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2010.

2010 Director Compensation Table
Name	Fees Earned or Paid in Cash		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	(1)	($)(9)	($)	($)	($)	($)	($)
Louis E. Allyn, II	24,750	(2)	2,857	-	-	-	-	27,607
Arthur J. Bassin	12,650		-	-	-	-	-	12,650
John R. H. Blum	19,300		2,857	-	-	-	-	22,157
Louise F. Brown	22,150	(3)	2,857	-	-	-	-	25,007
Richard J. Cantele, Jr.	-	(4)	-	-	-	-	-	-
Robert S. Drucker	21,750		2,857	-	-	-	-	24,607
Nancy F. Humphreys	31,800	(5)	2,857	-	-	-	-	34,657
Holly J. Nelson	28,150	(6)	2,857	-	-	-	-	31,007
John F. Perotti	19,700		2,857	-	-	-	113,880 (7)	136,437
Michael A. Varet	40,650	(8)	2,857	-	-	-	-	43,507
(1)	Directors’ fees are paid in cash.
(2)	Includes $2,500 paid to Mr. Allyn for his services as Chairperson of the Human Resources and Compensation Committee.
(3)	Includes $2,500 paid to Mrs. Brown for her services as Chairperson of the Trust Committee.
(4)	As an officer of Salisbury, Mr. Cantele does not receive fees for serving as a director.
(5)	Includes $5,000 paid to Mrs. Humphreys for her services as Chairperson of the ALCO/Investment Committee.
(6)	Includes $5,000 paid to Ms. Nelson for her services as Chairperson of the Audit Committee.
(7)	Includes $91,649 in consulting fees and $22,231 in supplemental retirement payments paid to Mr. Perotti.
(8)	Includes $17,000 paid to Mr. Varet for his services as Chairman.
(9)	Represents 120 shares of Salisbury’s common stock issued on May 12, 2010 pursuant to the 2001 Directors’ Stock Retainer Plan, valued at $23.81 per share.

Directors’ Fees
During 2010, each non-employee director received an annual retainer of $6,000 with the exception of director Bassin who received $3,000.  In addition, non-employee directors received $500 for each Board of Directors meeting attended and $350 for each committee meeting attended.  The Chairman received an annual retainer of $17,000, the Chairpersons of the Audit Committee and the ALCO/Investment Committee received an annual retainer $5,000 and the Chairpersons of the Human Resources and Compensation Committee and the Trust Committee received an annual retainer of $2,500.

2001 Directors Stock Retainer Plan
The shareholders of Salisbury voted to approve the Directors Stock Retainer Plan of Salisbury Bancorp, Inc. (the “Plan”) at the 2001 Annual Meeting of Shareholders.  The Plan provided non-employee directors of Salisbury with shares of Common Stock as a component of their compensation for services as non-employee Directors.  Each year Salisbury granted 120 shares of Common Stock under the Plan to each non-employee director who served for twelve months and a prorated number of shares to reflect the number of months served for any new non-employee director.  On May 12, 2010, 960 shares were issued pursuant to the Plan to eight non-employee directors. All such issuances were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder, as they were transactions by Salisbury not involving a public offering.  The Plan terminates prior to the 2011 Annual Meeting and no more grants may be made under the Plan.  If approved by shareholders at the Annual Meeting, the 2011 Long Term Incentive Plan provides that a grant in the amount of 120 restricted shares per director for the eight non-employees directors who served for the full year and a pro rata grant to Mr. Bassin will be made effective on May 17, 2011.

Transactions with Management and Others
Salisbury and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with certain directors, officers and their associates on substantially the same terms as those available for comparable transactions with others.

Indebtedness of Management and Others
Some of the directors and executive officers of Salisbury and the Bank, as well as firms and companies with which they are associated, are or have been customers of the Bank, and as such, have had banking transactions with the Bank.  As a matter of policy, loans to directors and executive officers were, and in the future will be, made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to Salisbury and the Bank and did not, and in the future will not, involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires Salisbury’s executive officers, directors and other persons who own more than ten percent (10%) of Salisbury’s Common Stock to file with the SEC reports of ownership and changes in ownership of Salisbury’s Common Stock and to furnish Salisbury with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC since January 1, 2010 and of written representations by executive officers and directors, all persons subject to the reporting requirements of Section 16(a) are believed by management to have filed the required reports on a timely basis with the exception of John R. H. Blum, who was delinquent in filing three (3) Form 4s with respect to four (4) transactions.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Shareholders are asked to consider and ratify the appointment of Shatswell, MacLeod & Company, P.C. (“Shatswell”) as independent auditors to audit the consolidated financial statements of Salisbury for the fiscal year ending December 31, 2011.  If shareholders do not ratify the appointment of Shatswell, the Audit Committee will consider the vote of shareholders in selecting the independent auditors in the future.  Shatswell served as the independent auditors for Salisbury for the fiscal year ended December 31, 2010.  A representative of Shatswell is expected to attend the Annual Meeting, and he or she will be provided an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Relationship with Independent Public Accountants
Audit Fees
The aggregate fees billed for professional services rendered for the audit of Salisbury’s annual financial statements as presented on Forms 10-K for the last two (2) fiscal years and the reviews of the financial statements included in Salisbury’s Forms 10-Q for the quarters of the fiscal years ended December 31, 2010 and December 31, 2009 were $111,450 and $120,237, respectively.

Audit-Related Fees
The aggregate fees billed for services rendered in each of the last two (2) years for assurance and related services by Shatswell that are reasonably related to regulatory audit requirements of the Trust Department for the fiscal years ended December 31, 2010 and December 31, 2009 were $0 and $6,000, respectively.

Tax Fees
The aggregate fees billed in each of the last two (2) years for professional services rendered by Shatswell for tax preparation for the fiscal years ended December 31, 2010 and December 31, 2009 were $12,255 and $11,974, respectively.

All Other Fees
There were no aggregate fees billed for services rendered by Shatswell, other than the services covered above, for the fiscal years ended December 31, 2010 and December 31, 2009.

Independence
The Audit Committee of the Board of Directors of Salisbury has considered and determined that the provision of services rendered by Shatswell relating to matters 2 through 4 above is compatible with maintaining the independence of such auditors.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, other than those listed under the de minimus exception.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is detailed as to a particular service or category of services, and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expeditious delivery of services is necessary.  The independent auditors and management are required to report to the full Audit Committee regarding the extent of services provided by independent auditors in accordance with this pre-approval and the fees for the services performed to date.  In 2010, there were no fees paid to Shatswell that were approved by the Audit Committee pursuant to §17 C.F.R. 210.2-01(c)(7)(i)(C) with respect to waivers of preapproval requirements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PROPOSAL 2.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.  THE PROPOSAL TO RATIFY THE APPOINTMENT OF SHATSWELL, MACLEOD & COMPANY, P.C. WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

PROPOSAL 3
NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
As a result of Salisbury’s participation in the United States Department of the Treasury’s Troubled Assets Relief Program’s Capital Purchase Program, Salisbury is subject to the provision of the Emergency Economic Stabilization Act of 2008 (the “EESA”), which was amended by the American Recovery and Reinvestment Act of 2009 to provide additional executive compensation requirements.  As a result, Salisbury is required to submit to its shareholders a non-binding proposal to approve the compensation of named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in this Proxy Statement, including the executive compensation tables and any related disclosure.  Shareholders are encouraged to carefully review the executive compensation sections of this Proxy Statement outlining Salisbury’s executive compensation program.

Accordingly, the Board of Directors hereby submits for shareholder consideration, the proposal set forth below, commonly known as a “say-on-pay proposal”:

“Resolved, that the shareholders approve the compensation of named executive officers as reflected in this Proxy Statement for the 2011 Annual Meeting of Shareholders and as disclosed pursuant to the applicable compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation tables and all related material”.

The Board of Directors believes that Salisbury’s compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders, and, accordingly, recommends a vote in favor of this proposal.

In the event this non-binding proposal is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board of Directors or the Compensation Committee, or create or imply any additional fiduciary duty by the Board of Directors or the Compensation Committee, and such a vote shall not be construed to restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation.  Notwithstanding the foregoing, the Board of Directors and Compensation Committee will consider the non-binding vote of shareholders on this proposal when reviewing compensation policies and practices in the future.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 3.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL, HOWEVER, THE RESULTS OF SUCH VOTE SHALL BE NON-BINDING.

PROPOSAL 4
2011 LONG TERM INCENTIVE PLAN
The purpose of the Salisbury Bancorp, Inc. 2011 Long Term Incentive Plan (the “Plan”) is to assist Salisbury and the Bank in attracting, motivating, retaining and rewarding employees, officers and directors by enabling such persons to acquire or increase a proprietary interest in Salisbury in order to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with stock-based long-term performance incentives to expend their maximum efforts in the creation of shareholder value.  The Board of Directors adopted the Plan on March 25, 2011, subject to shareholder approval at the 2011 Annual Meeting.

Shareholder approval of the Plan is required to comply with the incentive stock option rules under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and for purposes of complying with the shareholder approval requirements for the listing of shares on the NYSE AMEX Equities market.

Summary of the 2011 Long Term Incentive Plan
The terms of the Plan provide for grants of Directors Stock Retainer Awards, Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Awards, Deferred Stock, Performance Awards, Dividend Equivalents, and Stock or Other Stock-Based Awards that may be settled in shares of Common Stock, cash, or other property (collectively, “Awards”).  The following is a summary of certain principal features of the Plan.  This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Annex A.  Shareholders are urged to read the actual text of the Plan in its entirety.

Shares Available for Awards; Award Limitations.  Under the Plan, the total number of shares of Common Stock reserved and available for issuance in the next ten years in connection with Awards under the Plan is 84,000 shares of Common Stock, which represents approximately 4.98% of Salisbury’s 1,687,661 outstanding shares of Common Stock as of March 25, 2011.  Shares of Common Stock with respect to Awards previously granted under the Plan that are cancelled, terminate without being exercised, expire, are forfeited or lapse will again be available for issuance pursuant to Awards.  Also, shares of Common Stock subject to Awards settled in cash and shares of Common Stock that are surrendered in payment of any Award or any tax withholding requirements will again be available for issuance pursuant to Awards.  No more than 20,000 shares of Common Stock may be issued pursuant to Awards in any one calendar year.

In addition, the Plan limits the total number of shares of Common Stock that may be awarded as Incentive Stock Options (“ISOs”) to 42,000 and the total number of shares of Common Stock that may be issued as Directors Stock Retainer Awards to 15,000.

Subject to applicable law and the rules and regulations of the NYSE AMEX Equities market, the Compensation Committee or the Board will adjust the limitations described above and adjust outstanding Awards, including adjustments to exercise prices of options and other affected terms of Awards, in the event that the per share value of the Common Stock changes due to, for example, a stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend.  Also, in anticipation of or upon the occurrence of a corporate transaction, such as a merger, reorganization, combination or exchange of shares, the Compensation Committee or the Board may, in its sole discretion, provide that Awards will be settled in cash rather than shares of Common Stock, that Awards will become immediately vested and exercisable, that Awards will be assumed by another party to a transaction or otherwise equitably converted or substituted in connection with such transaction, that outstanding Awards may be settled in cash, that performance targets and performance periods will be modified or any combination of the foregoing.

Eligibility.  The persons eligible to receive awards under the Plan are the officers, directors and employees of Salisbury and the Bank.  Non-employee directors are not eligible to receive ISOs under the Plan.  An employee on leave of absence may be considered as still in the employ of Salisbury or the Bank for purposes of eligibility for participation in the Plan.  As of March 25, 2011, approximately 135 persons were potentially eligible to participate in the Plan, including nine non-employee directors.

Administration.  The Plan is to be administered by the Compensation Committee appointed by the Board.  However, the Board may exercise any power or authority granted to the Compensation Committee.  Subject to the terms of the Plan, the Compensation Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable, including performance conditions that may be required as a condition thereof, set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.

Directors Stock Retainer Awards.  The 2001 Directors Stock Retainer Plan will terminate prior to the Annual Meeting.  See “Board of Directors Compensation-2001 Directors Stock Retainer Plan.”  The new Plan includes a similar automatic grant program for non-employee directors of Salisbury.  Under the new Plan, non-employee directors are automatically granted 120 shares of restricted stock annually immediately preceding each Annual Meeting, which shares vest upon the person ceasing to be a director.  Until the Directors Stock Retainer Award is vested, the director has all the rights of a shareholder, including the right to vote and receive dividends with respect to the shares of Common Stock.

Stock Options and SARs.  The Compensation Committee or the Board is authorized to grant (i) stock options, including (a) ISOs which can result in potentially favorable tax treatment to the participant, and (b) non-qualified stock options, and (ii) SARs entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR.  The exercise price per share subject to an option and the grant price of a SAR are determined by the Compensation Committee or the Board, but shall not be less than the fair market value of a share of Common Stock on the date of grant.  The term “fair market value” with respect to shares of Common Stock generally means the closing sales price per share of the Common Stock as reported on the NYSE AMEX Equities market on the date as of which such value is being determined or, if there is no sale on that date, then on the last preceding day on which a sale was reported.  The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee or the Board, except that no option or SAR may have a term exceeding ten years.  Options may be exercised by payment of the exercise price in cash or cash equivalents, delivery of shares of Common Stock that have been previously acquired, the withholding of shares of Common Stock to be delivered upon exercise or any other “cashless exercise” arrangement, as the Compensation Committee or the Board may determine at the time of grant or from time to time thereafter.  Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee or the Board.  Options and SARs may include a feature, as determined by the Compensation Committee or the Board, that provides that the Option or SAR will be automatically exercised immediately prior to its expiration if it has a positive value.

Restricted Stock, Restricted Stock Units and Deferred Stock Units.  The Compensation Committee or the Board is authorized to grant Restricted Stock, Restricted Stock Units and Deferred Stock Units.  Restricted Stock is a grant of shares of Common Stock which may not be sold or disposed of, and which shares may be forfeited in the event of certain terminations of employment or failure to satisfy performance goals, prior to the end of a restricted period specified by the Compensation Committee or the Board.  A participant granted Restricted Stock generally has all of the rights of a shareholder, including the right to receive dividends, unless it is determined by the Compensation Committee or the Board that prior to the time that the shares of Restricted Stock are vested the dividends will be forfeited, reinvested in Restricted Stock with the same terms or held in a non-interest bearing account until the shares of Restricted Stock vest.  Restricted Stock Units confer upon a participant the right to receive shares of Common Stock (or the equivalent value in cash) in the future, subject to forfeiture in the event of certain terminations of employment or failure to satisfy performance goals prior to the end of a restricted period specified by the Compensation Committee or the Board.  A grant of Deferred Stock Units confers upon a participant the right to receive shares of Common Stock (or the equivalent value in cash) at a future time determined by the Compensation Committee or the Board, or as determined by the participant within guidelines determined by the Compensation Committee or the Board in the case of voluntary deferral elections.  Prior to settlement, a grant of Restricted Stock Units or Deferred Stock Units carries no voting or dividend rights or other rights associated with share ownership, although Dividend Equivalents may be granted, as discussed below.

Performance Awards.  The Compensation Committee or the Board may grant Performance Awards, which are Awards under the Plan, including cash-based Awards, with performance-based vesting criteria.  Performance Awards may have such terms and conditions as may be selected by the Compensation Committee or the Board.  The Compensation Committee or the Board has the complete discretion to determine the number of Performance Awards granted to each participant and to designate the provisions of the Performance Awards.  All Performance Awards which become vested will be subject to recovery (“clawback”) by Salisbury to the extent required by law or regulations applicable to Salisbury.

The Compensation Committee or the Board may establish performance goals for Performance Awards, which may be based on any criteria selected by the Compensation Committee or the Board.  Such performance goals may be described in terms of corporate-wide objectives or in terms of objectives that relate to the performance of the participant, the Bank or a division, region, department or function within Salisbury or the Bank.  If the Compensation Committee or the Board determines that a change in the business, operations, corporate structure or capital structure of Salisbury or the Bank or the manner in which Salisbury or the Bank conducts its business or other events or circumstances render performance goals to be unsuitable, the Compensation Committee or the Board may modify such performance goals in whole or in part, as they deem appropriate.  If a participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Compensation Committee or the Board may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, (ii) make a cash payment to the participant in an amount determined by the Compensation Committee or the Board or (iii) terminate such unvested Performance Award without any payment to the participant.

Dividend Equivalents.  The Compensation Committee or the Board is authorized to grant Dividend Equivalents with respect to any Award other than an Option or SAR which is settled in shares of Common Stock (or at the discretion of the Compensation Committee or the Board, settled in cash by reference to the value of the Common Stock).  Dividend Equivalents confer on the participant the right to receive payments equal to cash dividends or distributions with respect to all or a portion of the number of shares of Common Stock subject to the Award.  Unless otherwise determined, Dividend Equivalents are deemed to be reinvested in additional shares of Common Stock subject to the same vesting restrictions as the shares to which they relate.  Alternatively, the Compensation Committee or the Board may determine that Dividend Equivalents (except with respect to Performance Awards) will be paid as accrued or held in a non-interest bearing account until the Award vests.

Stock or Other Stock-Based Awards.  The Compensation Committee or the Board is authorized, subject to limitations under applicable law, to grant to participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed to be consistent with the purposes of the Plan.  These could include shares of Common Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Common Stock and Awards valued by reference to book value of the Common Stock or the performance of Salisbury or the Bank.  The Compensation Committee or the Board may determine the terms and conditions of such Awards.

Other Terms of Awards.  Awards may be settled in the form of cash, shares of Common Stock, a combination of cash and shares of Common Stock or any other property, in the discretion of the Compensation Committee or the Board.  Salisbury has the authority to deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law to be withheld with respect to any taxable event arising as a result of the Plan.  Salisbury also has the right to deduct any such taxes from any payment of any kind otherwise due to the participant.  Unless otherwise determined by the Committee or the Board, any such withholding requirement may also be satisfied, in whole or in part, by withholding from the Award that number of shares of Common Stock having a fair market value on the date of withholding equal to the minimum amount required to be withheld for tax purposes.

Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death.

Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, as distinguished from the exercise, except to the extent required by law.  The Compensation Committee or the Board may grant Awards in substitution for stock and stock-based awards held by employees of another entity who becomes employees of Salisbury or the Bank as a result of a merger or consolidation of the other entity with Salisbury or the Bank or as a result of the acquisition of the property or stock of the former employer by Salisbury or the Bank.

Acceleration of Vesting.  Generally, upon the termination of a person’s employment due to death or disability, all outstanding Options and SARs and other Awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on outstanding Awards will lapse; and any payout opportunities attainable under performance-based Awards will be deemed to have been met if the termination occurs during the first half of the performance period and if the termination occurs during the second half of the performance period, actual performance against targets will be measured, and in either case, the payout will be prorated for the portion of the performance period that elapsed before termination.

Change of Control.  Under the Plan, the term “Change of Control” generally means the occurrence of one or more of the following, other than a public offering: (a) during any consecutive 12-month period, a change in the composition of the Board such that the persons constituting the Board at the beginning of such period (the “Incumbent Directors”) cease to constitute a majority of the Board, provided that any director approved by a majority of the Incumbent Directors shall also be an Incumbent Director, with certain exceptions; (b) any person within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act becoming the beneficial owner of 50% or more of either the then outstanding shares of the Common Stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, with certain exceptions; (c) the consummation of a reorganization, merger, consolidation, share exchange or similar form of corporate transaction involving Salisbury or the Bank, or the sale of all or substantially all of Salisbury’s assets or the acquisition of the assets or stock of another entity, unless immediately thereafter, (i) persons who were shareholders immediately prior to such transaction own more than 50% of the stock and combined voting power of the resulting entity in substantially the same proportion as prior to the transaction; (ii) no person is the beneficial owner of more than 50% of the stock and combined voting power of the resulting entity; and (iii) the Incumbent Directors constitute at least a majority of the directors of the resulting entity; or (d) approval by shareholders of a complete liquidation or dissolution of Salisbury.

Generally, upon a Change in Control, if the surviving entity does not assume an Award, Options and SARs and other Awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on outstanding Awards will lapse; and any payout opportunities attainable under performance-based Awards will be deemed to have been met if the Change in Control occurs during the first half of the performance period and if the Change in Control occurs during the second half of the performance period, actual performance against targets will be measured, and in either case, the payout will be prorated for the portion of the performance period that elapsed before the Change in Control.

Generally, upon a Change in Control, if the surviving entity assumes an Award or equitably converts or substitutes an Award and within 12 months after the transaction the participant’s employment is terminated without cause (as defined) or the participant resigns for good reason (as defined), Options and SARs and other Awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on outstanding Awards will lapse; and any payout opportunities attainable under performance-based Awards will be deemed to have been met if the termination occurs during the first half of the performance period and if the termination occurs during the second half of the performance period, actual performance against targets will be measured, and in either case, the payout will be prorated for the portion of the performance period that elapsed before the termination.

Regardless of whether there has been an acceleration because of death, disability or a Change in Control, the Committee or the Board may in its sole discretion at any time determine that, upon the termination of service of a participant or the occurrence of a Change in Control, all or a portion of such participant’s Options, SARs and other Awards in the nature of rights that may be exercised will become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the participant’s outstanding Awards will lapse, and/or that any performance-based criteria with respect to any Awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee or the Board may, in its sole discretion, declare.

Amendment and Termination.  The Committee or the Board may amend, modify or terminate the Plan or the Compensation Committee’s authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment that would (a) materially increase the number of shares of Common Stock available under the Plan; (b) expand the types of awards under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) materially expand the term of the Plan; or (e) be of a nature that would require shareholder approval pursuant to any law or regulation or under the rules of the NYSE Amex Equities market.  Thus, shareholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive Awards, although the Committee or the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable.

The Committee or the Board may at any time amend, modify or terminate any outstanding Award without approval of the participant, unless such amendment, modification or termination would adversely affect any Award previously granted.  The original term of any Option or SAR may not be extended without shareholder approval.

The Plan became effective upon approval by the Board on March 25, 2011, subject to shareholder approval.  Unless earlier terminated by the Board, the Plan will terminate on the tenth anniversary of the effective date of the Plan (March 25, 2021) or, if the shareholders approve an amendment that increases the number of shares of Common Stock subject to the Plan,  the tenth anniversary of such approval.  The termination of the Plan on such date will not affect the validity of any Award outstanding on the date of termination, which Award will continue to be governed by the applicable terms and conditions of the Plan.

Securities Act Registration.  Salisbury intends to register the shares of Common Stock available for awards under the Plan pursuant to a registration statement on Form S-8 filed with the SEC.

Compliance with Section 409A of the Code.  The Plan provides that award agreements for any Awards that the Committee or the Board reasonably determines to constitute a “non-qualified deferred compensation Plan” subject to the requirements of Section 409A of the Code will be construed in a manner consistent with the requirements of Section 409A and that the Committee or the Board may amend any Award agreement (and the provisions of the Plan) if and to the extent that the Committee or the Board determines that the amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.  The Plan also provides that any such Award will be subject to certain additional requirements specified in the Plan if and to the extent required to comply with Section 409A of the Code.

Federal Income Tax Consequences of Awards
The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the Plan.

Nonqualified Stock Options.  An optionee is not taxable on the grant of a nonqualified stock option under the Plan.  On exercise of a nonqualified stock option granted under the Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price.  If the optionee is an employee of Salisbury or a related entity, that income will be subject to the withholding of federal income tax.  The optionee’s tax basis in those shares will be equal to the fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them.  The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if the optionee had paid the exercise price in cash.  If a separate identifiable stock certificate is issued (or book entry is made) for that number of shares equal to the number of shares delivered upon exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his or her tax basis in the shares delivered, and the optionee’s holding period for those shares will include his or her holding period for the shares delivered.  The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

Salisbury will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for Salisbury and is reasonable in amount, and either the employee includes that amount in income or Salisbury timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options.  The Plan provides for the grant of stock options with respect to up to 42,000 shares of Common Stock that qualify as “incentive stock options” as defined in section 422 of the Code.  Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO.  In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition an amount equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.  If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for federal income tax purposes, and if the sale proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale.  If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares.  This rule prevents “pyramiding” on the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised.  If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share.  If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year.  In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Salisbury is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period.  However, if there is a Disqualifying Disposition of a share, Salisbury is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for Salisbury and is reasonable in amount, and either the recipient includes that amount in income or Salisbury timely satisfies its reporting requirements with respect to that amount.

Stock Awards.  Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient, if any, in exchange for the stock.  If, however, the stock is non-vested when it is received under the Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the stock, as is the case with Restricted Stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock.  A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient, if any, in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.  Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Salisbury will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the recipient of a stock award, provided that amount constitutes an ordinary and necessary business expense for Salisbury and is reasonable in amount and when the recipient either includes that amount in income or Salisbury timely satisfies its tax reporting requirements with respect to that amount.

Additional Tax Consequences.  Some Awards may be covered by Section 409A of the Code.  The Compensation Committee or the Board normally will attempt to design and administer such an Award in a manner that would avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant.  Notwithstanding the foregoing, the Plan expressly provides that Salisbury does not represent to any participant that any Award is exempt from or in compliance with the requirements of Section 409A of the Code.

Importance of Consulting Tax Adviser.  The information set forth above is a summary only and does not purport to be complete.  In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.  Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4.  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD. THE PROPOSAL WILL BE APPROVED IF THE AFFIRMATIVE VOTES CAST EXCEED THE VOTES CAST OPPOSING THE PROPOSAL.

OTHER BUSINESS
Salisbury is not aware of any business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement.  In the event that any other business requiring a vote of the Shareholders is properly presented at the meeting, the holders of the Proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed Proxy card.  The Proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States.  In the event that you are later able to attend the Annual Meeting, you may revoke your Proxy and vote your shares in person.  A prompt response will be helpful and your cooperation is appreciated.

A copy of the Annual Report to Shareholders for the year ended December 31, 2010, which includes the consolidated financial statements of Salisbury for the year ended December 31, 2010, is being mailed with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
Any proposal that a Salisbury shareholder wishes to have included in Salisbury’s Proxy Statement and form of Proxy relating to Salisbury’s 2012 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must be received by Salisbury’s Secretary at 5 Bissell Street, Lakeville, CT 06039 by December 9, 2011.  Nothing in this paragraph shall be deemed to require Salisbury to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.  In addition, under Salisbury’s Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

You must be a shareholder of record and must have given notice in writing to the Secretary of Salisbury (a) not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting with respect to matters other than the nomination of directors and (b) not less than thirty (30) days nor more than fifty (50) days prior to the meeting with respect to the nomination of directors.
Your notice must contain specific information required in Salisbury’s Bylaws.

SHAREHOLDER INFORMATION
Salisbury’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC is also available on Salisbury’s website at www.salisburybank.com. Copies may be obtained without charge by any shareholder upon written request to: Shelly L. Humeston, Secretary, Salisbury Bancorp, Inc., 5 Bissell Street, P. O. Box 1868, Lakeville, Connecticut 06039-1868.

Salisbury’s Annual Report for the year ended December 31, 2010 accompanies this document and is not incorporated by reference.

By Order of the Board of Directors

_____________________________
Shelly L. Humeston
Secretary

Lakeville, Connecticut
April 8, 2011

ANNEX A

SALISBURY BANCORP, INC.

2011 LONG TERM INCENTIVE PLAN

SALISBURY BANCORP, INC.
2011 LONG TERM INCENTIVE PLAN

ARTICLE 1	PURPOSE	1
1.1	General	1

ARTICLE 2	DEFINITIONS	1
2.1	Definitions	1

ARTICLE 3	EFFECTIVE TERM OF PLAN	4
3.1	Effective Date	4
3.2	Termination of Plan	4

ARTICLE 4	ADMINISTRATION	4
4.1	Committee	4
4.2	Actions and Interpretations by the Committee	4
4.3	Authority of Committee	5
4.4	Indemnification	5

ARTICLE 5	SHARES SUBJECT TO THE PLAN	5
5.1	Number of Shares	5
5.2	Share Counting	5
5.3	Stock Distributed	6

ARTICLE 6	ELIGIBILITY	6
6.1	General	6

ARTICLE 7	STOCK OPTIONS	6
7.1	General	6
7.2	Incentive Stock Options	6

ARTICLE 8	STOCK APPRECIATION RIGHTS	7
8.1	Grant of Stock Appreciation Rights	7

ARTICLE 9	RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS	7
9.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	7
9.2	Issuance and Restrictions	7
9.3	Dividends on Restricted Stock	7
9.4	Forfeiture	7
9.5	Delivery of Restricted Stock	8

ARTICLE 10	PERFORMANCE AWARDS	8
10.1	Grant of Performance Awards	8
10.2	Performance Goals	8

ARTICLE 11	DIVIDEND EQUIVALENTS	8
11.1	Grant of Dividend Equivalents	8

ARTICLE 12	STOCK OR OTHER STOCK-BASED AWARDS	8
12.1	Grant of Stock or Other Stock-Based Awards	8

ARTICLE 13	DIRECTORS STOCK RETAINER AWARDS	8
13.1	Name and Purpose	8
13.2	Definitions	9
13.3	Stock Subject to Directors Stock Retainer Awards	9
13.4	Number of Shares and Grant Date	9

- i -

13.5	Vesting	9
13.6	Continuation of Service	9
13.7	Nontransferability; Legend	9

ARTICLE 14	PROVISIONS APPLICABLE TO AWARDS	9
14.1	Award Certificates	9
14.2	Form of Payment for Awards	9
14.3	Limits on Transfer	9
14.4	Beneficiaries	9
14.5	Stock Trading Restrictions	10
14.6	Acceleration upon Death or Disability	10
14.7	Effect of a Change in Control	10
14.8	Acceleration for Other Reasons	11
14.9	Forfeiture Events	11
14.10	Substitute Awards	11

ARTICLE 15	CHANGES IN CAPITAL STRUCTURE	11
15.1	Mandatory Adjustments	11
15.2	Discretionary Adjustments	11
15.3	General	12

ARTICLE 16	AMENDMENT, MODIFICATION AND TERMINATION	12
16.1	Amendment, Modification and Termination	12
16.2	Awards Previously Granted	12
16.3	Compliance Amendments	12

ARTICLE 17	GENERAL PROVISIONS	12
17.1	Rights of Participants	12
17.2	Withholding	13
17.3	Special Provisions Related to Section 409A of the Code	13
17.4	Unfunded Status of Awards	13
17.5	Relationship to Other Benefits	13
17.6	Expenses	13
17.7	Titles and Headings	13
17.8	Gender and Number	14
17.9	Fractional Shares	14
17.10	Government and Other Regulations	14
17.11	Governing Law	14
17.12	Severability	14
17.13	No Limitations on Rights of Corporation	14
17.14	Indemnification	14

- ii -

SALISBURY BANCORP, INC.
2011 LONG TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.           GENERAL.  The purpose of the Salisbury Bancorp, Inc. 2011 LONG TERM INCENTIVE PLAN (the “Plan”) is to promote the success and enhance the value of Salisbury Bancorp, Inc. (the “Corporation”), by linking the personal interests of employees, officers and directors of the Corporation or any Affiliate (as defined below) to those of the Corporation’s shareholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers and directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Corporation’s operation is largely dependent.  Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors of the Corporation and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1.           DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

(a)           “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Corporation, as determined by the Committee.

(b)           “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, Directors Stock Retainer Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)           “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.  Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.  The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)           “Bank” means Salisbury Bank & Trust Company.

(e)           “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(f)           “Board” means the Board of Directors of the Corporation.

(g)           “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Corporation or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, material breach by the Participant of any published Corporation code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.  With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Connecticut law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Corporation.

(h)           “Change in Control” means and includes the occurrence of one or more of the following events, but shall specifically exclude a Public Offering:

(i)           during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)           any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of the Corporation’s Stock or (B) securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of directors (the “Corporation Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Corporation’s Stock or Corporation Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Corporation, (x) an acquisition by the Corporation or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)           the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Corporation’s Stock and outstanding Corporation Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the Corporation’s outstanding Stock and the outstanding Corporation Voting Securities, as the case may be, and (B) no person (other than (x) the Corporation or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)           approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(i)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(j)           “Committee” means the committee of the Board described in Section 4.1.

(k)           “Corporation” means Salisbury Bancorp, Inc., a Connecticut corporation, or any successor corporation.

(l)           “Continuous Service” means the absence of any interruption or termination of service as an employee, officer or director of the Corporation or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Corporation or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Corporation and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Corporation or any Affiliate, or (iii) any leave of absence authorized in writing by the Corporation prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(m)           “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)           “Director” means a member of the Board.

(o)           “Directors Stock Retainer Award” means Stock granted to a Director under Article 13 that is subject to certain restrictions.

(p)           “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.  The Participant shall be deemed disabled if (i) determined to be totally disabled by the Social Security Administration or (ii) determined to be disabled in accordance with a disability insurance program, provided that the definition of disability applied under such program complies with the requirement of the applicable regulations under Section 409A of the Code. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(q)           “Dividend Equivalent” means a right granted to a Participant under Article 11.

(r)           “Effective Date” has the meaning assigned such term in Section 3.1.

(s)           “Eligible Participant” means an employee, officer or director of the Corporation or any Affiliate.

(t)           “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(u)           “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(v)           “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Corporation or an Affiliate, provided, however that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate.  If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(w)           “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.  Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(x)           “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(y)           “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)           “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)           “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)           “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation.  Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)           “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)           “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee)           “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)           “Plan” means the Salisbury Bancorp, Inc. 2011 LONG TERM INCENTIVE PLAN, as amended from time to time.

(gg)           “Plan Share Reserve” shall have the meaning ascribed thereto in Section 5.1.

(hh)           “Public Offering” means a public offering of any class or series of the Corporation’s equity securities pursuant to a registration statement filed by the Corporation under the 1933 Act.

(ii)           “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(jj)           “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(kk)           “Shares” means shares of the Corporation’s Stock.  If there has been an adjustment or substitution pursuant to Article 14, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 14.

(ll)           “Stock” means the common stock, $.10 par value, of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

(mm)           “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(nn)           “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation, including but not limited to Salisbury Bank & Trust Company, and any Subsidiary of Salisbury Bank & Trust Company.  Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(oo)           “Termination Date” means the date determined in accordance with Section 3.2.

(pp)           “1933 Act” means the Securities Act of 1933, as amended from time to time.

(qq)           “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.           EFFECTIVE DATE  Subject to the approval of the Plan by the Corporation’s shareholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2.           TERMINATION OF PLAN.  Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval (the “Termination Date”).  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4
ADMINISTRATION

4.1.           COMMITTEE  The Plan shall be administered by the Compensation Committee appointed by the Board or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time, in the discretion of the Board.  The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.  To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.           ACTIONS AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Affiliate, the Corporation’s independent certified public accountants, the Corporation’s or an Affiliate’s counsel or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.  No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.           AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a)           Grant Awards;

(b)           Designate Participants;

(c)           Determine the type or types of Awards to be granted to each Participant;

(d)           Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)           Determine the terms and conditions of any Award granted under the Plan;

(f)           Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)           Decide all other matters that must be determined in connection with an Award;

(h)           Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)           Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)           Amend the Plan or any Award Certificate as provided herein; and

(k)           Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or Connecticut in order to assure the viability of the benefits of Awards granted to Participants and to further the objectives of the Plan.

4.4.           INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s  approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s  charter or bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.           NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan (the “Plan Share Reserve”) shall be 84,000, subject to adjustments made pursuant to Article 15. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 42,000, subject to adjustments made pursuant to Article 15.  No more than 20,000 Shares, subject to adjustments made pursuant to Article 15, shall be issued pursuant to Awards granted under the Plan in any one calendar year.  Subject to adjustments made pursuant to Article 15, the maximum number of Shares which may be issued as Directors Stock Retainer Awards shall be 15,000.

5.2.           SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan Share Reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2

(a)           To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)           Shares subject to Awards settled in cash will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)           Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)           If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Corporation (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan Share Reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e)           To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan Share Reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f)           To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)           Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY

6.1.           GENERAL.  Awards may be granted only to Eligible Participants.  Incentive Stock Options may be granted only to Eligible Participants who are employees of the Corporation or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.           GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)           EXERCISE PRICE.  The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

(b)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding.  The Committee shall also determine that the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested have been satisfied.

(c)           PAYMENT.  The Committee shall determine the method or methods by which the exercise price of an Option may be paid, the form of payment, and the method or methods by which Shares shall be delivered or deemed to be delivered to Participants.  As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares to be delivered upon exercise of the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(d)           EXERCISE TERM.  No Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(e)           NO DEFERRAL FEATURE.  No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(f)           NO DIVIDEND EQUIVALENTS.  No Option shall provide for Dividend Equivalents.

7.2.           INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code.  Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Corporation must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years.  If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.           GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)           RIGHT TO PAYMENT.  Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)           The Fair Market Value of one Share on the date of exercise; over

(2)           The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)           TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash, Shares or other property equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.  No SAR shall be exercisable for more than ten years from the Grant Date.

(c)           NO DEFERRAL FEATURE.  No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(d)           NO DIVIDEND EQUIVALENTS.  No SAR shall provide for Dividend Equivalents.

(e)           OTHER TERMS.  All SARs shall be evidenced by an Award Certificate.  Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS

9.1.           GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.           ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3           DIVIDENDS ON RESTRICTED STOCK.  In the case of Restricted Stock that is not subject to performance-based vesting, unless the Committee determines otherwise, cash dividends declared on the Shares of Restricted Stock before they are vested will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).  The Committee may provide that cash dividends declared on the Shares of Restricted Stock before they are vested (i) will be forfeited, (ii) will be reinvested or deemed to have been reinvested in additional Shares, which shall be subject to the same vesting provisions as provided for the host Award (subject to Share availability under Section 5.1 hereof), or (iii) be credited by the Corporation to an account for the Participant and accumulated without interest until the date or dates upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Corporation without further consideration or any act or action by the Participant.

9.4.           FORFEITURE.  Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5.           DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Corporation or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS

10.1.           GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee.  Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3.  All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.  All Performance Awards which become vested shall be subject to recovery (“clawback”) by the Corporation to the extent required by law or regulations applicable to the Corporation or any Affiliate.

10.2.           PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee.  Such performance goals may be described in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Corporation or an Affiliate.  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation or the manner in which the Corporation or an Affiliate conducts its business or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, (ii) make a cash payment to the Participant in an amount determined by the Committee or (iii) terminate such unvested Performance Award without any payment to the Participant.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1.           GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee.  Dividend Equivalents shall entitle the Participant to receive payments equal to cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee.  Unless the Committee determines otherwise, Dividend Equivalents will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award.  The Committee may provide that Dividend Equivalents will be (i) credited by the Corporation to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Corporation without further consideration or any act or action by the Participant or (ii) except in the case of Performance Awards, paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture).

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

12.1.           GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries.  The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
DIRECTORS STOCK RETAINER AWARDS

13.1.           NAME AND PURPOSE.  Directors Stock Retainer Awards are for the purposes of enhancing the ability of the Corporation to attract and retain highly qualified individuals to serve as non-employee Directors of the Corporation and to provide additional incentives to such Directors to promote the success of the Corporation and its Affiliates.  The Directors Stock Retainer Awards provides non-employee Directors with shares of Stock as a component of compensation for their services as Directors.

13.2.           DEFINITIONS.  For purposes of this Article 13, the following definitions shall apply:

(a)           “Annual Stock Retainer” means the 120 shares of Stock payable to each Director on an annual basis as part of each Director’s compensation for service on the Board.

(b)           “Annual Meeting Date” means the date of each annual meeting of the shareholders of the Corporation held after the Effective Date.

(c)           “Value” means the value of a share of Stock on the last trading day preceding a Grant Date or other date on which Stock is issued pursuant to this Article 13.

(d)           “Director” for purposes of this Article 13 means a non-employee member of the Board.

(e)           “Grant Date” means the date on which a grant of an Annual Stock retainer takes effect, which shall be last business day preceding the each Annual Meeting Date before the Termination Date.

(f)           “Pro-Rated Stock Retainer” means a number of Shares equal to 120 multiplied by a fraction, the numerator of which is the number of months of such a new Director’s service as a member of the Board (rounded to the nearest full month) and the denominator of which is 12, provided, however, that such fraction shall not be in excess of 1.0.

13.3.           STOCK SUBJECT TO DIRECTORS STOCK RETAINER AWARDS.  Subject to adjustments made pursuant to Article 15, the maximum number of Shares that may be issued as Directors Stock Retainer Awards shall be 15,000.

13.4.           NUMBER OF SHARES AND GRANT DATE.  On each annual Grant Date beginning with the first Grant Date after the Effective Date, each Director whose term of office begins with or continues after such Grant Date shall be issued a number of whole shares of Stock set forth in the Annual Stock Retainer (120 shares).  Each Director who is first elected to the Board after the Effective Date (and who was not then a member of the Board) other than on an Annual Meeting Date shall be granted a number of whole shares of Stock equal to the Pro-Rated Stock Retainer.

13.5.           VESTING.  Director Stock Retainer Awards shall be fully vested upon the Director ceasing to be a director, whether or not employed by the Corporation or any Affiliate.  Until the Director Stock Retainer Award is vested, the Director shall have all of the rights of a shareholder with respect to the shares of Stock, including the right to vote such shares and the right to receive dividends thereon.

13.6           CONTINUATION OF SERVICE.  Nothing in this Plan shall confer upon any person any right to continue to serve as a Director, or to receive shares of Stock issued pursuant to this Plan if such person is not serving as a Director on a Grant Date.

13.7           NONTRANSFERABILITY; LEGEND.  No shares of Stock granted as Director Stock Retainer Awards shall be transferable by the Director except as provided in this Plan.  All share certificates issued pursuant to Director Stock Retainer Awards shall bear an appropriate legend reflecting the foregoing restrictions and limitations on transfer.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

14.1.             AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate.  Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2.           FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.  Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3.           LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4.           BENEFICIARIES.  Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, provided the designation is filed with the Committee.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Corporation, at any time provided the change or revocation is filed with the Committee.

14.5.           STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate and/or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6.           ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i)     all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(ii)    all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii)   the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A)           if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B)           if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C)           in either such case, there shall be a prorata payout to the Participant or his or her estate within sixty (60) days following the date of termination (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7.           EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)           Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 17.3, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)           Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within twelve months after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.  With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Corporation or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8.           ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare.  The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.  Notwithstanding anything in the Plan, including this Section 14.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

14.9.           FORFEITURE EVENTS.  The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Corporation or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.10.           SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Corporation or an Affiliate as a result of a merger or consolidation of the former employing entity with the Corporation or an Affiliate or the acquisition by the Corporation or an Affiliate of property or stock of the former employing corporation.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

15.1.           MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Corporation and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.  Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2           DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Corporation (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing.  The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3           GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 15.2.  To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1.           AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Corporation for any reason, including by reason of such approval being necessary or deemed advisable to satisfy any tax, securities or other applicable laws, policies or regulations.

16.2.           AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)           Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)           The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Corporation;

(c)           No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.           COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code, the 1933 Act, the 1934 Act, the Federal Deposit Insurance Act, the Bank Holding Company Act or the Dodd-Frank Wall Street Reform and Consumer Protection Act to the extent required by law or regulations applicable to the Corporation or any Affiliate), and to the administrative regulations and rulings promulgated thereunder, and to prevent “excessive parachute payments” under Section 280G of the Code.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

17.1.           RIGHTS OF PARTICIPANTS.

(a)           No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Corporation, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)           Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan shall interfere with or limit in any way the right of the Corporation or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Corporation or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)           Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Corporation or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Corporation or any of its Affiliates.

(d)           No Award gives a Participant any of the rights of a shareholder of the Corporation unless and until Shares are in fact issued to such person in connection with such Award.

17.2.           WITHHOLDING.  The Corporation or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  The obligations of the Corporation under the Plan will be conditioned on such payment or arrangements and the Corporation or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award that number of Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.           SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)           General.  It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Certificates shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Corporation, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)           Definitional Restrictions.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event,” “disability” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable.

(c)           Allocation among Possible Exemptions.  If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Corporation (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)           Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment.  For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

17.4.           UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Affiliate.  In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.  This Plan is not intended to be subject to Employee Retirement Income Security Act of 1974, as amended.

17.5.           RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Affiliate unless provided otherwise in such other plan.  Nothing contained in the Plan will prevent the Corporation from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

17.6.           EXPENSES.  The expenses of administering the Plan shall be borne by the Corporation and its Affiliates.

17.7.           TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.           GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9.           FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.           GOVERNMENT AND OTHER REGULATIONS.

(a)           Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Corporation (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)           Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.  The Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled.  The Corporation shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11.           GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Connecticut.

17.12.           SEVERABILITY.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13.           NO LIMITATIONS ON RIGHTS OF CORPORATION.  The grant of any Award shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Corporation, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Corporation may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14.           INDEMNIFICATION.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s  approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

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